[Form of Notice -- Technology Transfer Warrants]

                           NOTICE TO WARRANTHOLDERS


THE WARRANTS REFERRED TO BELOW AND THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED FOR ISSUANCE TO THE WARRANTHOLDERS UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED AND THE WARRANTS MAY NOT BE EXERCISED UNLESS THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


[Name and Address of Warrantholder]


            Reference is made to the warrants ("Warrants") to purchase common stock, no par value ("Common Stock"), of Epitope, Inc. (the "Company") originally issued by the Company on August 1, 1993, and the related Warrant Agreements ("Warrant Agreements") dated as of the same date containing the terms of the Warrants. Capitalized terms used and not otherwise defined herein have the same meanings as in the Warrant Agreements.

            The Expiration Date for the Warrants, as previously extended, is September 30, 1997. The Company hereby further extends the Expiration Date until September 30, 2000.

            The Company intends to effect a spin-off of Agritope, Inc. ("Agritope") by making a dividend distribution (the "Distribution") of Agritope common stock to the Company's shareholders. Subject to and effective ten days after occurrence of the Distribution, the Company will permit exercise of the Warrants at a reduced exercise price per share equal to 110 percent of the average closing price of the Common Stock on The Nasdaq Stock Market for the five consecutive trading days beginning on the date of the Distribution. The Company waives payment of the additional Cash Purchase Consideration referenced in the Warrant Agreements.

            Warrantholders will not receive Agritope common stock in the Distribution with respect to shares of Common Stock issued upon exercise of Warrants after the record date for the Distribution.

            Please attach a copy of this notice to your Warrant Agreement.

Dated:  September 12, 1997.

                    EPITOPE, INC.



                    By-------------------------------------------------------
                         Executive Vice President and Chief Financial Officer

THESE WARRANTS AND THE SHARES OF COMMON STOCK UNDERLYING THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

COMMON STOCK PURCHASED PURSUANT TO THE EXERCISE OF THESE WARRANTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF FOR A PERIOD OF 60 DAYS AFTER THE DATE OF PURCHASE OF SUCH COMMON STOCK.


                 VOID AFTER 5 P.M., UNITED STATES PACIFIC TIME,
                              ON SEPTEMBER 30, 2000
                    OR SUCH EARLIER DATE AS SPECIFIED HEREIN

                        WARRANTS TO PURCHASE COMMON STOCK

Warrant No. _______________
                            _______________ Warrants


                                 EPITOPE, INC.

                              THIS CERTIFIES THAT

                            [Name of Warrantholder]

or registered assigns is the registered holder of the number of Warrants (each, a "Warrant," and collectively, "Warrants") set forth above. Each Warrant represented by this certificate for Warrants ("Warrant Agreement") entitles the registered holder thereof (the "Warrantholder") to purchase from Epitope, Inc., a corporation incorporated under the laws of the state of Oregon ("Company"), United States of America ("U.S."), one fully paid and nonassessable share of common stock, no par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Agreement with the accompanying Election to Exercise Warrants duly completed, at any time prior to 5 P.M., U.S. Pacific time, on the Expiration Date (as defined in Section 2), at the corporate offices of the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, or at such other address as may be specified by the Company pursuant to Section , accompanied by payment of the Exercise Price (as defined herein) and any applicable taxes, either in cash in U.S. funds or by certified or official bank check in U.S. funds payable to the order of the Company. These Warrants are issued pursuant to a 1993 Technology Transfer Warrant Issuance Agreement ("Issuance Agreement") among the Company and the Investors described therein dated as of June 15, 1993.

   Section 1. Exercise Price. Each Warrant entitles the Warrantholder to purchase one share of Common Stock for U.S. $_____ (the "Exercise Price"), subject to adjustment as provided herein.

   Section 2. Expiration. All Warrants not theretofore exercised shall expire at 5 p.m., U.S. Pacific time, on the earlier of the following dates (the "Expiration Date"): (a) September 30, 2000, and (b) the expiration of 120 days after the first period of 20 consecutive trading days during which period the average of the high and low sales prices of the Common Stock on The Nasdaq Stock Market, or any other exchange or national market system on which the Common Stock is then traded, is at least $30.00.




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



   Section 3. Adjustments of Number and Kind of Shares Purchasable and Exercise Price. The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

        3.1 If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in Common Stock is paid on the Common Stock, the number of shares of Common Stock issuable on exercise of the Warrants shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. The increases and reductions provided for in this subsection 3.1 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company issuable on exercise of the Warrants nor the price payable for such percentage upon such exercise shall be affected by any event described in this subsection 3.1.

        3.2 No adjustment of the Exercise Price will be made if the amount of the adjustment is less than U.S. $.01 per share, but in that case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next adjustment of the Exercise Price which, together with any adjustment carried forward, amounts to U.S. $.01 per share or more.

        3.3 In case of any change in the Common Stock of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company (not including a combination of shares or the issuance of additional shares of Common Stock by the Company by stock split or stock dividend), then, as a condition of the change in the capital structure of the Company, provision shall be made so that the holder of this Warrant Agreement will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, such holder had held the number of shares of Common Stock issuable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Agreement, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Agreement.

        3.4 When any adjustment is required to be made in the number of shares of Common Stock, other securities, or property purchasable upon exercise of the Warrants, the Company shall promptly determine the new number of shares or other securities or property purchasable upon exercise of the Warrants and
   (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of shares or other securities or property purchasable upon exercise of the Warrants and (b) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date when the event giving rise to the adjustment occurred.

        3.5 No fractional shares of Common Stock or other securities shall be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefor on the basis of the closing price on a national securities exchange on the day immediately prior to exercise or, if the Common Stock or other securities are not traded on a national securities exchange



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



   on such day, on the basis of the fair market value thereof as determined by the board of directors of the Company, which determination shall be conclusive.

        3.6 Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale and issuance of the shares of Common Stock or other securities purchasable upon exercise of the Warrants.

   Section 4. Rights of Warrantholder as Shareholder. No holder of this Warrant Agreement shall, as such, be entitled to vote, receive dividends, or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained herein be construed to confer upon the holder of this Warrant Agreement, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof or otherwise) including, without limitation, giving or withholding consent to any merger, recapitalization, issuance of stock, reclassification of stock, exchange of stock, change of stock to par value, consolidation or conveyance, or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights or other distributions.

   Section 5. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Agreement or to register the transfer of the Warrants evidenced hereby until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by the holder of this Warrant Agreement at the time of surrender for exercise or transfer.

   Section 6. Registration. The Company has prepared a registration statement on Form S-3 (the "Registration Statement") under the 1933 Act with respect to the resale by the Warrantholder of the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement (the "Warrant Shares"). As soon as practicable after the original issue date of this Warrant Agreement (the "Original Issue Date"), the Company shall file the Registration Statement with the U.S. Securities and Exchange Commission and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act as promptly as practicable after the Original Issue Date as provided for in, and in accordance with, the terms and conditions of the Issuance Agreement.

   Section 7.  Transfer and Exchange.

        7.1 Transfer. This Warrant Agreement is transferable on the registry books of the Company subject to the restrictions on the first page hereof and in Section 7.4. The Company may deem and treat the person or entity in whose name this Warrant Agreement is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for all purposes whatever, and the Company shall not be affected by any notice to the contrary.

        7.2 Exchange. Subject to the provisions of Section and the restrictions on the first page hereof, this Warrant Agreement is exchangeable at the principal office of the Company for Warrant Agreements to purchase the same aggregate number of shares of Common Stock as are purchasable hereunder, each new Warrant Agreement to represent the right to purchase such number of shares as the Warrantholder shall designate at the time of such exchange.

        7.3 Securities Act of 1933. The Warrantholder, by acceptance hereof, agrees that this Warrant Agreement and the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement may not be offered or sold except in compliance with the 1933 Act. The Warrantholder consents to the Company's making a notation on its records and on the certificates for any shares of Common Stock issued upon exercise hereof in order to implement such restriction on transferability.

        7.4 Minimum Warrant Agreement Amount.  Notwithstanding the provisions of
   Section 7.1 and Section , the Company shall not be required to issue a Warrant Agreement for Warrants covering less than 1,000 shares of Common Stock, except in the case of a partial exercise by the Warrantholder of this Warrant Agreement that leaves Warrants exercisable to purchase less than 1,000 shares that are to remain registered in the name of the exercising Warrantholder, and any subsequent partial exercise, transfer, or exchange of such Warrant Agreement.

        7.5 No Transfer of Common Stock for 60 Days. Common Stock purchased pursuant to the exercise of these Warrants may not be sold or otherwise transferred or disposed of for a period of 60 days after the date of purchase of such Common Stock.

   Section 8. Holdback Agreement. The Warrantholder, if requested by the Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Warrants or Warrant Shares for a specified period of time (not to exceed 90 days) following the effective date of a registration statement pursuant to which the Company proposes to sell its securities to the public generally; provided, however, that all executive officers and directors of the Company enter into similar agreements.

   Section 9. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, postage prepaid, return receipt requested, to: (a) the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, Attn: Secretary, with a copy to Miller, Nash, Wiener, Hager & Carlsen, 3500 U.S. Bancorp Tower, 111 S.W. Fifth Avenue, Portland, Oregon
97204-3699, Attn: Erich W. Merrill, Jr. and (b) to the Warrantholders at the addresses set forth in the registry books of the Company referred to in Section
7.1. Any notice, request, or other communication given by certified mail shall be deemed given 10 days after the mailing date; notices, requests, or other communications given in any other manner shall be deemed given when received.

   Section 10. Amendment. This Warrant Agreement may be amended or its provisions waived only by an instrument in writing signed by the Company and the Warrantholder as provided in the Issuance Agreement.

   Section 11. Law Governing. This Warrant Agreement shall be governed by and construed in accordance with the laws of the state of Oregon, without giving effect to choice of laws principles thereof.

   Dated as of _______________.

                                      EPITOPE, INC.


                                      By----------------------------------------

                          ELECTION TO EXERCISE WARRANT


To: Epitope, Inc.
    8505 S.W. Creekside Place
    Beaverton, Oregon  97008

        The undersigned hereby exercises the within Warrant Agreement for ________ shares of the Common Stock of Epitope, Inc. ("Warrant Shares"), and tenders payment herewith in the amount of U.S. $_________ in accordance with the terms thereof.

THE WARRANTS MAY NOT BE EXERCISED UNLESS THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED A SATISFACTORY OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE UNDERSIGNED HEREBY AGREES NOT TO SELL OR OTHERWISE TRANSFER OR DISPOSE OF THE WARRANT SHARES FOR A PERIOD ENDING 60 DAYS AFTER THE DATE OF PURCHASE OF THE WARRANT SHARES.

   Please  deliver  the  certificate  and  a  new  Warrant   Agreement  for  the
unexercised Warrants, if any, to:

                  ------------------------------------
                  ------------------------------------
                  ------------------------------------


                            Warrantholder:--------------------------------------


                            By--------------------------------------------------
                               Title:

                            [Name of Warrantholder must be identical to name shown in the registry books of the Company; signature must be guaranteed by a bank or brokerage firm doing business in the United States.]

Dated:  -------------, 199--.

Warrantholder:   -------------------------------------
Address:   -------------------------------------------
           -------------------------------------------
           -------------------------------------------

                              FORM OF ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant Agreement hereby sells, assigns, and transfers to the Assignee(s) named below all of the rights of the undersigned under the Warrant Agreement, with respect to Warrants for the number of shares of Common Stock set forth below:


Name of Assignee            Address                             No. of Shares*
----------------            -------                             --------------







   *Please note that the minimum denomination in which Warrant Agreements may be issued is 1,000 shares of Common Stock.

        The undersigned agrees to furnish to the Company upon request a satisfactory opinion of counsel to the effect that the transfer requested above is exempt from the Securities Act of 1933, as amended, and applicable state securities laws.

   Dated: --------------, 19---.

                            Warrantholder:  ------------------------------------



                            By--------------------------------------------------
                              Title:


                            [Name of Warrantholder must be identical to name shown in the registry books of the Company; signature must be guaranteed by a bank or brokerage firm doing business in the United States.]




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